UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2019

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 6, 2020, Erick Lucera became the chief financial officer of AVEO Pharmaceuticals, Inc. (the “Company”). Mr. Lucera’s appointment to the position of chief financial officer of the Company was approved by the Company’s board of directors (the “Board”) on December 25, 2019, to be effective upon Mr. Lucera’s commencement of employment on January 6, 2020.

Biographical information regarding Mr. Lucera is set forth below, followed by a summary of the offer letter dated December 12, 2019 (“Offer Letter”) delivered by the Company to Mr. Lucera.

Mr. Lucera, age 52, most recently was employed by Valeritas Holdings, Inc. (“Valeritas”), a publicly traded commercial-stage medical technology company focused on developing solutions for people with diabetes, serving as Valeritas’s chief financial officer from August 2016 to December 2019 where he led Valeritas through multiple public offerings. From April 2015 to August 2016, Mr. Lucera served as the chief financial officer, treasurer, and secretary of Viventia Bio Inc., a biotechnology company focused on developing targeted protein therapeutics for the treatment of cancer. From December 2012 to April 2015, he served as vice president, corporate development at Aratana Therapeutics, Inc., a veterinary biopharmaceutical company. Mr. Lucera also previously served as vice president, corporate development at Sunshine Heart, Inc., a medical device manufacturer, from March 2012 to December 2012. Prior to Sunshine Heart, Mr. Lucera served as vice president, healthcare analyst at Eaton Vance Management, a global asset management company, from February 2008 to November 2011. Mr. Lucera also held various positions at Intrepid Capital Partners, Independence Investment Associates, LLC and Price Waterhouse & Co. from 1990 to 2008. Since August 2017, Mr. Lucera has served as a member of the board of directors and chairman of the audit committee of Beyond Air, Inc. Mr. Lucera holds a C.P.H. from Harvard University, an M.S. in finance from Boston College, an MBA from Indiana University, Bloomington, and a B.S. in accounting from the University of Delaware. Mr. Lucera currently holds a CFA designation. Mr. Lucera previously held CMA and CPA designations, which are expired.

There are no arrangements or understandings between Mr. Lucera and any other person pursuant to which he was appointed as an officer. There are no family relationships between Mr. Lucera and any director or executive officer of the Company. There are no transactions in which Mr. Lucera has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Pursuant to the terms of the Offer Letter, Mr. Lucera will serve as an “at-will” employee. He will be entitled to receive an annual base salary of $340,000. He will also be eligible to participate in the Company’s performance-based incentive bonus program and his bonus target will be equal to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the Board, and pro rated. In addition, subject to the approval of the compensation committee of the Board, the Company will grant to Mr. Lucera an option (“Option”) to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2019 Equity Incentive Plan. The Option shall vest and become exercisable as to 25% of the shares underlying the Option on the first anniversary of the date of grant and as to the remaining shares underlying the Option in 36 equal monthly installments thereafter. Such Option will have a per share exercise price equal to the closing sale price of the Company’s common stock on the NASDAQ Capital Market on the date of grant. Mr. Lucera will also be eligible to participate in the Company’s annual renewal equity program.

On January 6, 2020, Mr. Lucera and the Company entered into a severance and change in control agreement (the “Severance Agreement”) to provide Mr. Lucera certain severance benefits were his employment as chief financial officer of the Company to cease in the future. Pursuant to the Severance Agreement, in the event that Mr. Lucera’s employment is terminated without “cause” or due to “disability,” or if Mr. Lucera terminates his employment for “good reason” (as such terms are defined in the Severance Agreement), Mr. Lucera will be entitled to receive: (i) his base salary in effect on the date of termination (the “Termination Date”) for the period of time (such period, the “Severance Period”) until the earlier of (A) the date 12 months following the Termination Date and (B) the date on which Mr. Lucera commences other employment or a consulting relationship with substantially equivalent compensation; (ii) reimbursement of monthly premiums for health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act in an amount equal to the amount contributed by the Company for active employees with similar benefits and similar participating beneficiaries until the earlier of (A) the end of the Severance Period or (B) the date that he becomes eligible for group health coverage through another employer; and (iii) any base salary earned but not paid through the date of termination, any vacation time accrued but not used through the date of termination, and any reimbursable business expenses incurred through the date of termination. The severance benefits specified in (i) and (ii) above are subject to the execution and effectiveness of a general release of claims in favor of the Company. In the event Mr. Lucera is terminated following a Change in Control (as defined in the Key Employee Change in Control Severance Benefits Plan, as previously disclosed by the Company (the “Change in Control Plan”)), any benefits paid to Mr. Lucera shall be determined pursuant to the Change in Control Plan. The Severance Agreement also includes standard non-competition, non-solicitation and non-disparagement provisions.

The foregoing summaries of the Offer Letter and Severance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Offer Letter and Severance Agreement, respectively, which the Company intends to file as exhibits to its future filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 6, 2020	By:	/s/ Michael Bailey
Michael Bailey President and Chief Executive Officer